EXHIBIT 10.15

                    THIRD AMENDMENT TO LEASE AGREEMENT

This THIRD AMENDMENT TO LEASE AGREEMENT, dated this 30th day of September, 2003, by and between TC Albuquerque Rose Interests, LLC and TC Albuquerque Rabina Interests, LLC ("Landlord") and New Mexico Software ("Tenant") with reference to the following facts:

                                WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated August 4, 1999 and a First Amendment to Lease dated May 17, 2000, and a Second Amendment to Lease dated September 23, 2003, pursuant to which Tenant leased from Landlord 6,002 rentable sf at 5041 Indian School Rd NE, Albuquerque, New Mexico ("the Premises"); and

WHEREAS, the parties desire to amend the Lease as set forth below,

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. STOCK: Tenant has agreed to immediately transfer 365,000 shares of New Mexico Software common stock ("NMXS") with a negotiated value of $0.09 per share to Landlord as payment for the back rent amount of $29,352 as promised in the attached Exhibit A Promissory Note plus $3,500 in anticipated brokerage fees. Tenant will immediately commence and use best efforts to accomplish all necessary actions to effectuate registration of the shares with the Securities and Exchange Commission and to remove all legends and restrictions on the shares. Landlord, at Landlord's sole and exclusive option, on the earlier of February 2004 or when the stock becomes fully and freely tradable in the market place with no restrictions or encumbrances attached thereto, may choose to sell the stock or may chose to collect on the Promissory Note in full as stated and return the stock to New Mexico Software. Should the Landlord choose to sell the stock, the Landlord agrees to sell the stock in an orderly manner, which shall not exceed 10,000 shares per day.

2. OTHER CONDITIONS: Except as revised by the First Amendment to Lease, Second Amendment to Lease and this Third Amendment to Lease, the Lease continues unchanged, in full force and effect. Capitalized terms not otherwise defined herein retain the definition afforded them in the Lease.

THE PARTIES HERETO have executed this Third Amendment as of the day and year last below written.

LANDLORD
TC Albuquerque Rose Interests, LLC
BY:  /s/ Theresa Bell
Its:
date:

LANDLORD
TC Albuquerque Rabina Interests, LLC
BY:  /s/ Theresa Bell
Its:
date:

TENANT
New Mexico Software
By:  /s/ Richard Govatski
Its:  CEO

By:  /s/ John E.  Handley
Its:  Director